                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

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          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                          PURSUANT TO SECTION 305(b)(2)

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                            FIRST UNION NATIONAL BANK
                                (Name of Trustee)

                                                                 22-1147033
    (Jurisdiction of Incorporation or                         (I.R.S. Employer
Organization if not a U.S. National Bank)                    Identification No.)

301 SOUTH COLLEGE STREET, CHARLOTTE, NORTH CAROLINA             28288-0630
   (Address of Principal Executive Offices)                     (Zip Code)

                               ------------------

                                 FOODMAKER, INC.
                                (Name of Obligor)

        DELAWARE                                                95-2698708
(State of Incorporation)                                      (I.R.S. Employer
                                                             Identification No.)

9330 BALBOA AVE, SAN DIEGO, CA                                     92123
(Address of Principal Executive Offices)                         (Zip Code)


                            SENIOR SUBORDINATED NOTES
                         (Title of Indenture Securities)

                                     GENERAL

ITEM 1.  GENERAL INFORMATION.

        Furnish the following information as to the trustee:

        (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT:

               Comptroller of the Currency, Washington, D.C.
               Board of Governors of the Federal Reserve System, New York, N.Y. Federal Deposit Insurance Corporation, Washington, D.C.

        (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

              The Trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH OBLIGOR.

        IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

        None.

ITEM 3.  VOTING SECURITIES OF THE TRUSTEE.

        FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF VOTING SECURITIES OF THE TRUSTEE:

                 COL. A                        COL. B
              TITLE OF CLASS              AMOUNT OUTSTANDING

        Not applicable

 ITEM 4. TRUSTEESHIP UNDER OTHER INDENTURES:

        IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISH THE FOLLOWING INFORMATION:

        (a) TITLE OF THE SECURITIES OUTSTANDING UNDER EACH SUCH OTHER INDENTURE.

        Not Applicable

        (b) A BRIEF STATEMENT OF THE FACTS RELIED UPON AS A BASIS FOR THE CLAIM THAT NO CONFLICTING INTEREST WITHIN THE MEANING OF SECTION 310(b)(1) OF THE ACT ARISES AS A RESULT OF THE TRUSTEESHIP UNDER ANY SUCH OTHER INDENTURE, INCLUDING A STATEMENT AS TO HOW THE INDENTURE SECURITIES WILL RANK AS COMPARED WITH THE SECURITIES ISSUED UNDER SUCH OTHER INDENTURE.

        Not Applicable.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

        IF THE TRUSTEE OR ANY OF THE DIRECTORS OR EXECUTIVE OFFICERS OF THE TRUSTEE IS A DIRECTOR, OFFICER, PARTNER, EMPLOYEE, APPOINTEE, OR REPRESENTATIVE OF THE OBLIGOR OR OF ANY UNDERWRITER FOR THE OBLIGOR, IDENTIFY EACH SUCH PERSON HAVING ANY SUCH CONNECTION AND STATE THE NATURE OF EACH SUCH CONNECTION.

        Not Applicable

ITEM 6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

        FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY THE OBLIGOR AND EACH DIRECTOR, PARTNER AND EXECUTIVE OFFICER OF THE OBLIGOR.

        COL. A                  COL. B                COL. C                 COL. D.
        ------                  ------                ------                 -------
                                                                        Percentage of Voting
                                                    Amount owned        securities represented
        Name of Owner        Title of Class         beneficially        by amount given in Col. C

        Not Applicable

ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
OFFICIALS.

        FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY EACH UNDERWRITER FOR THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF EACH SUCH UNDERWRITER.


COL. A                       COL. B             COL. C                  COL. D.
------                       ------             ------                  -------
                                                                   Percentage of Voting
                                               Amount owned        securities represented
Name of Owner           Title of Class         beneficially        by amount given in Col. C

Not Applicable


ITEM 8.  SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

        FURNISH THE FOLLOWING INFORMATION AS TO SECURITIES OF THE OBLIGOR OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR THE OBLIGATIONS IN DEFAULT BY THE TRUSTEE.

COL. A                    COL. B                       COL. C                              COL. D.
------                    ------                       ------                              -------
                      Whether the                  Amount owned beneficially           Percent of class
                      securities are               or held as collateral               represented by
                      voting or non voting         obligations in default by           amt given in Col C
 Not Applicable                                    Trustee



ITEM 9.  SECURITIES OF THE UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

        IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH UNDERWRITER ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

        COL. A.                COL. B.                 COL. C.                    COL. D.
        -------                -------                 -------                    -------

                                               AMOUNT OWNED BENEFICIALLY        PERCENT OF CLASS
        NAME OF                                OR HELD AS COLLATERAL          REPRESENTED BY
       ISSUER AND            AMOUNT            SECURITY FOR OBLIGATIONS       AMOUNT GIVEN IN
      TITLE OF CLASS         OUTSTANDING       IN DEFAULT BY TRUSTEE          COL. C.

      Not applicable

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

        IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT VOTING SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE (1) OWNS 10 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR OR (2) IS AN AFFILIATE, OTHER THAN A SUBSIDIARY, OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF SUCH PERSON.

    COL. A.              COL. B.                   COL. C.                      COL. D.
    -------              -------                   -------                      -------
                                            AMOUNT OWNED BENEFICIALLY        PERCENT OF VOTING
   NAME OF                                  OR HELD AS COLLATERAL            SECURITIES
  ISSUER AND             AMOUNT             SECURITY FOR OBLIGATIONS         REPRESENTED BY AMOUNT
 TITLE OF CLASS         OUTSTANDING         IN DEFAULT BY TRUSTEE            GIVEN IN COL. C.

 Not Applicable

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

        IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, OWNS 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH PERSON ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

             COL. A.              COL. B.                COL. C.                    COL. D.
             -------              -------                -------                    -------
                                                   AMOUNT OWNED BENEFICIALLY    PERCENT OF CLASS
           NAME OF                                 OR HELD AS COLLATERAL        REPRESENTED BY
          ISSUER AND              AMOUNT           SECURITY FOR OBLIGATIONS     AMOUNT GIVEN IN
         TITLE OF CLASS           OUTSTANDING      IN DEFAULT BY TRUSTEE        COL. C.

        Not Applicable


ITEM 12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

        EXCEPT AS NOTED IN THE INSTRUCTIONS, IF THE OBLIGOR IS INDEBTED TO THE TRUSTEE, FURNISH THE FOLLOWING INFORMATION:

               COL.A                              COL.B                    COL.C
               -----                              -----                    -----
        NATURE OF INDEBTEDNESS              AMOUNT OUTSTANDING           DATE DUE

        Not  Applicable

ITEM 13.  DEFAULTS BY THE OBLIGOR.

        (a) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

        None

        (b) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

        None

ITEM 14.  AFFILIATIONS WITH THE UNDERWRITERS.

        IF ANY UNDERWRITER IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

        Not Applicable

ITEM 15.  FOREIGN TRUSTEE.

        IDENTIFY THE ORDER OR RULE PURSUANT TO WHICH THE FOREIGN TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT.

        Not Applicable

ITEM 16.  LISTS OF EXHIBITS.

        1*      -COPY OF ARTICLES OF ASSOCIATION OF THE TRUSTEE AS NOW IN
                EFFECT.

        2 -NO CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS IS FURNISHED SINCE THIS AUTHORITY IS CONTAINED IN THE ARTICLES OF ASSOCIATION OF THE TRUSTEE.

        3* -COPY OF THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS.

        4*      -COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE, AS NOW IN EFFECT.

        5       -NOT APPLICABLE.

        6       -THE CONSENT OF THE TRUSTEE REQUIRED BY SECTION 321(b) OF THE
                ACT.

        7 -A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE PUBLISHED PURSUANT TO THE LAW OR THE REQUIREMENTS OF ITS SUPERVISING OR EXAMINING AUTHORITY.

        8       -NOT APPLICABLE

        9       -NOT APPLICABLE

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*EXHIBITS THUS DESIGNATED HAVE HERETOFORE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, HAVE NOT BEEN AMENDED SINCE FILING AND ARE INCORPORATED HEREIN BY REFERENCE (SEE EXHIBIT T-1 REGISTRATION NUMBER 333-43241).

        IN ANSWERING ANY ITEM IN THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION WHICH RELATES TO MATTERS PECULIARLY WITHIN THE KNOWLEDGE OF THE OBLIGOR OR OF ITS DIRECTORS OR OFFICERS, OR AN UNDERWRITER FOR THE OBLIGOR, THE UNDERSIGNED, FIRST UNION NATIONAL BANK, HAS RELIED UPON INFORMATION FURNISHED TO IT BY THE OBLIGOR OR SUCH UNDERWRITER.

                                    SIGNATURE


        PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939 THE TRUSTEE, FIRST UNION NATIONAL BANK, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF NEWARK, AND STATE OF NEW JERSEY, ON THE 9TH DAY OF JUNE, 1998.


                                    FIRST UNION NATIONAL BANK

                                    (TRUSTEE)




(CORPORATE SEAL)
                                    BY:   /s/ STEPHANIE ROCHE
                                       -----------------------------------------
                                          VICE PRESIDENT

                                   EXHIBIT T-6


                               CONSENT OF TRUSTEE


        PURSUANT TO THE REQUIREMENTS OF SECTION 321(b) OF THE TRUST INDENTURE ACT OF 1939, AND IN CONNECTION WITH THE PROPOSED ISSUE OF FOODMAKER, INC., WE HEREBY CONSENT THAT REPORTS OF EXAMINATIONS BY FEDERAL, STATE, TERRITORIAL OR DISTRICT AUTHORITIES MAY BE FURNISHED BY SUCH AUTHORITIES TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST THEREFOR.


                                            FIRST UNION NATIONAL BANK

                                            BY:    /s/ STEPHANIE ROCHE
                                               ---------------------------------
                                                    VICE PRESIDENT



NEWARK, NJ
JUNE 9, 1998

                                   EXHIBIT T-7
                               REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the First Fidelity Bank, National Association , at the close of business on March 31, 1998, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 33869 Comptroller of the Currency Northeastern District. STATEMENT OF RESOURCES AND LIABILITIES

                                          ASSETS
                                    Thousand of Dollars
                                    -------------------
Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin ...................        7,346,667
  Interest-bearing balances ............................................           12,481
 Securities ............................................................        /////////
  Hold-to-maturity securities ..........................................        1,937,159
  Available-for-sale securities ........................................       31,508,601
Federal funds sold and securities purchased under agreements
        to resell ......................................................        4,501,133
Loans and lease financing receivables:
        Loan and leases, net of unearned income ........................       98,043,231
        LESS: Allowance for loan and lease losses ......................        1,213,121
        LESS: Allocated transfer risk reserve ..........................                0
        Loans and leases, net of unearned income, allowance, and
        reserve ........................................................       96,830,110
Assets held in trading accounts ........................................        3,818,431
Premises and fixed assets (including capitalized leases) ...............        2,660,908
Other real estate owned ................................................          112,869
Investment in unconsolidated subsidiaries and associated
companies ..............................................................          269,234
Customer's liability to this bank on acceptances outstanding ...........          575,447
Intangible assets ......................................................        2,896,263
Other assets ...........................................................        7,274,331
Total assets ...........................................................      159,743,634
                                               LIABILITIES
Deposits:
        In domestic offices ............................................      101,438,219
          Noninterest-bearing ..........................................       19,061,893
          Interest-bearing .............................................       82,376,326
        In foreign offices, Edge and Agreement subsidiaries,
        and IBFs .......................................................        5,487,257
Noninterest-bearing ....................................................           29,619
          Interest-bearing .............................................        5,457,638
Federal funds purchased and securities sold under agreements
        to repurchase ..................................................       24,525,123
Demand notes issued to the U.S. Treasury ...............................          426,758
Trading liabilities ....................................................        4,547,787

Other borrowed money (includes mortgage indebtness and obligations under capitalized leases)
        With original maturity of one year or less .....................        3,391,194

        With original maturity of more than one year ...................          635,109
        With original maturity of more than three years ................          416,618
Bank's liability on acceptances executed and outstanding ...............          575,222
Subordinated notes and debentures ......................................        2,797,773
Other liabilities ......................................................        3,662,892
Total liabilities ......................................................      147,903,952
Limited-life preferred stock and related surplus .......................                0
                                               EQUITY CAPITAL
Perpetual preferred stock and related surplus ..........................          160,540
Common Stock ...........................................................           82,795
Surplus ................................................................        8,532,323
Undivided profits and capital reserves .................................        2,823,904
Net unrealized holding gains (losses) on available-for-sale ............        /////////
 securities ............................................................          240,120
Cumulative foreign currency translation adjustments ....................                0
Total equity capital ...................................................       11,839,682
Total liabilities, limited-life preferred stock and equity .............       //////////
  capital ..............................................................      159,743,634